EXHIBIT 10.1

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (the “Agreement”) is entered into as of December 7, 2006, by and among SUPER VISION INTERNATIONAL, INC., a Delaware corporation (the “Company”), with its principal executive offices located at 8210 Presidents Drive, Orlando, Florida 32809, and the purchasers (collectively, the “Purchasers” and each a “Purchaser”) set forth on Schedule 1 hereof, with regard to the following:

RECITALS

A. The Company and Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

B. The Purchasers desire to (a) purchase, upon the terms and conditions stated in this Agreement, shares of the Company’s Class A Common Stock, $.001 par value (the “Class A Common Stock”) and (b) purchase, upon the terms and conditions stated in this Agreement, the Class A Common Stock Purchase Warrants (the “Warrants”) to purchase shares of the Company’s Class A Common Stock, in the forms attached hereto as Exhibit A and Exhibit B (the “Base Warrants” and the “Additional Warrants,” respectively, and collectively, the “Warrants”). The shares of Class A Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the “Warrant Shares.” The Class A Common Class, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”.

C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement,” and collectively with this Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder, the “Transaction Documents”), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

AGREEMENTS

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchasers hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF CLASS A COMMON STOCK AND WARRANTS

1.1 Purchase of Class A Common Stock and Warrants. Subject to the terms and conditions of this Agreement, the issuance, sale and purchase of the Class A Common Stock and Warrants shall be consummated in a “Closing.” The purchase price (the “Purchase Price”) per Unit shall be equal to the product obtained by multiplying (a) 100, by (b) the closing bid price of the Class A Common Stock on the NASDAQ Stock Market on the last trading day immediately preceding the Closing Date (provided that if the Closing occurs after 4:00 PM Eastern Time on a trading day, then the price shall be the closing bid price of the Class A Common Stock on the Closing Date) and adding $.11 to the result. The Company shall not sell Units having an aggregate Purchase Price of more than NINE MILLION DOLLARS ($9,000,000). Each “Unit” will consist of (a) one hundred (100) shares of Class A Common Stock, (b) a Base Warrant for the purchase of 60 Warrant Shares at an exercise price per share of 1% of the Purchase Price, with a term of five (5) years and (c) an Additional Warrant for the purchase of Warrant Shares at an exercise price of $3.00 per Warrant Share. The number of shares for which the Additional Warrant will be exercisable is set forth in the following table:

Purchase Price of the Unit	Warrant Shares
$200	0
$201-210	5
$211-220	10
$221-230	15
$231-240	20
$241-250	25

On the date of the Closing, subject to the satisfaction or waiver of the conditions set forth in ARTICLES VI and VII hereof, the Company shall issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, the number of shares of Class A Common Stock, a Base Warrant to purchase the number of Warrant Shares and an Additional Warrant to the purchase the number of Warrant Shares as set forth opposite such Purchaser’s name on Schedule 1 hereto. Each Purchaser’s obligation to purchase Class A Common Stock and Warrants hereunder is distinct and separate from each other Purchaser’s obligation to purchase, and no Purchaser shall be required to purchase hereunder more than the number of shares of Class A Common Stock and Warrants set forth on Schedule 1 hereto. The obligations of the Company with respect to each Purchaser shall be separate from the obligations of each other Purchaser and shall not be conditioned as to any Purchaser upon the performance of obligations of any other Purchaser. The Purchase Price will be paid into Escrow pursuant to an Escrow Agreement between the Company and RBC Centura Bank, as escrow agent (the “Escrow Agreement”).

1.2. Closing Fee. The Purchaser acknowledges that the Company has engaged Great American Investors, Inc. as the exclusive placement agent (the “Placement Agent”) in connection with the offering of the Units (the “Offering”) and, as consideration for its services, has agreed to pay to the Placement Agent at the Closing a cash commission equal to seven percent (7%) of the gross proceeds received by the Company from the sale of Units in the Offering and to issue to the Placement Agent and/or its designees a Base Warrant (the “Placement Agent Warrant”) to purchase that number of shares of Class A Common Stock equal to eight percent (8%) of the quotient obtained by dividing (a) the aggregate gross proceeds received by the Company from the sale of the Units, by (b) the exercise price of the Base Warrants issued to Purchasers hereunder. The Placement Agent Warrant will have the same terms and conditions as the Base Warrants issued to the Purchasers hereunder. At or before the Closing, the Company will also reimburse the Placement Agent for all expenses incurred by such Placement Agent, subject to any limitations set forth in any agreements between the Company and the Placement Agent. The Company hereby agrees to indemnify and hold harmless the Placement Agent and its officers, directors, employees, agents and shareholders, individually and collectively (“Placement Agent Indemnified Person(s)”) from and against any and all claims, liabilities, losses, damages, costs and reasonable expenses incurred by any Placement Agent Indemnified Person (including reasonable fees and disbursements of counsel) which are related to or arising out of: (i) any untrue statement of any material fact made by the Company; or (ii) any omission of material fact necessary to make any statement not misleading, made by the Company. The Company will not however, be responsible for any claims, liabilities, losses, damages, or expenses, which resulted directly or indirectly from the Placement Agent’s gross negligence or willful misconduct.

1.3 Closing Date. Subject to the satisfaction (or waiver) of the conditions set forth in ARTICLES VI and VII below, the date and time of the issuance, sale and purchase of the Class A Common Stock and Warrants pursuant to this Agreement shall be on or before 5:00 p.m. Orlando, Florida time, on December 7, 2006.

ARTICLE II

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing, severally and not jointly, with respect to itself and its purchase hereunder and not with respect to any other Purchaser or the purchase hereunder by any other Purchaser, that the following statements are true and correct:

2.1 Investment Purpose. Purchaser is purchasing the Class A Common Stock and the Warrants for Purchaser’s own account for investment only and not with a view toward or in connection with the public sale or distribution thereof. Purchaser will not, directly or indirectly, offer, sell, pledge or otherwise transfer its Class A Common Stock, Warrants or Warrant Shares or any interest therein, except pursuant to transactions that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement.

2.2 Accredited Investor Status. Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

2.3 Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Class A Common Stock and Warrants.

2.4 Information. The Company has made available to the Purchaser the documents publicly filed by the Company with the SEC (such documents collectively, the “SEC Documents”). Purchaser has been afforded the opportunity to ask questions of the Company, was permitted to meet with the Company’s officers and has received what the Purchaser believes to be complete and satisfactory answers to any such inquiries. Except for the SEC Documents and the answers received by Purchaser as a result of inquiries made by Purchaser to Company officers, and except as otherwise provided in this Agreement, the Purchaser is not relying upon any information, representations or warranties of any other party. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its representations shall modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in ARTICLE III. Purchaser understands that Purchaser’s investment in the Securities involves a high degree of risk, including, without limitation, the risks and uncertainties disclosed in the SEC Documents.

2.5 Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

2.6 Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred unless subsequently registered thereunder or an exemption from such registration is available (which exemption the Company expressly agrees may be established as contemplated in clauses (b) and (c) of Section 5.1 hereof); (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities without registration under the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder in order for such resale to be allowed, (iii) the Company is under no obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement) and (iv) the Company has agreed to register the Class A Common Stock and Warrant Shares as provided in the Registration Rights Agreement.

2.7 Legends. Purchaser understands that, subject to ARTICLE V hereof, the certificates for the Class A Common Stock and Warrants, and, if the Warrants are exercised the certificates for the Warrant Shares, until such time as the Class A Common Stock and the Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144 (subject to and in accordance with the procedures specified in ARTICLE V hereof), will bear a restrictive legend (the “Legend”), which will include language in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

2.8 Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their respective terms, except to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights or remedies of creditors generally, or by other equitable principles of general application.

2.9 Residency. Purchaser is a resident of the jurisdiction set forth under Purchaser’s name on the signature page hereto executed by Purchaser.

2.10 Short Sales and Confidentiality Prior To the Date Hereof. Other than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any disposition, including short sales, in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other person setting forth the material terms of the transactions contemplated hereunder until the date hereof. Other than to other parties to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

2.11 General Solicitation. No Purchaser is purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as of the date hereof and as of the Closing that the following statements are true and correct, except as set forth on the disclosure schedules indicated below and attached hereto (the “Company Disclosure Schedules”) and except as disclosed in the SEC Documents.

3.1 Organization and Qualification. The Company has no subsidiaries. The Company is a corporation duly organized and existing in good standing under the laws of the state of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure so to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” means any effect which, individually or in the aggregate with all other effects, reasonably would be expected to be materially adverse to the business, operations, properties, financial condition, operating results or prospects of the Company taken as a whole, or on the transactions contemplated hereby.

3.2 Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform under the Transaction Documents, and to issue, sell and perform its obligations with respect to the Securities in accordance with the terms hereof and thereof and in accordance with the terms and conditions of the Securities; (b) the execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Class A Common Stock and the Warrants, and the reservation for issuance of the Warrant Shares) have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its board of directors, or its stockholders or any other Person is required with respect to any of the transactions contemplated hereby or thereby except with respect to the Exchange (as defined below); (c) this Agreement, the Registration Rights Agreement, the Class A Common Stock, and the Warrants have been duly executed and delivered by the Company; and (d) this Agreement, the Registration Rights Agreement, the Class A Common Stock, and the Warrants constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights or remedies of creditors generally, or by other equitable principles of general application, and (ii) as rights to indemnity and contribution under this Agreement or the Registration Rights Agreement may be limited by federal or state securities laws. “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, entity or government (whether federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency or department thereof).

3.3 Capitalization. The capitalization of the Company as of November 15, 2006 including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company’s stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for, shares of any class of the Company’s Common Stock and the number of shares to be reserved for issuance upon exercise of the Warrants is set forth on Schedule 3.3 hereof. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Class A Common Stock and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except with respect to the Exchange (as defined below) or as disclosed in Schedule 3.3 hereof, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) issuance of the Securities will not trigger anti-dilution rights for any other outstanding or authorized securities of the Company, and (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except the Registration Rights Agreement). The Company has made available to Purchaser true and correct copies of the Company’s Certificate of Incorporation, as amended and in effect on the date hereof (“Certificate of Incorporation”), and the Company’s By-laws, as amended and in effect on the date hereof (the “By-laws”). The Company has set forth on Schedule 3.3 hereof all instruments and agreements (other than the Certificate of Incorporation and By-laws) governing securities convertible into or exercisable or exchangeable for any class of its Common Stock (and the Company shall provide to Purchaser copies thereof upon the request of Purchaser).

3.4 No Conflicts. Except as set forth in Schedule 3.4, the execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Securities) do not and will not (a) result in a violation of the Certificate of Incorporation or By-laws or (b) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of its Certificate of Incorporation or other organizational documents. The Company is not in default (and no event has occurred which has not been waived which, with notice or lapse of time or both, could reasonably be expected to put the Company in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, except for possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company is not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except (A) such as may be required under the Securities Act in connection with the performance of the Company’s obligations under the Registration Rights Agreement, (B) filing of a Form D with the SEC, (C) such as may be required in compliance with the state securities or Blue Sky laws of applicable jurisdictions and (D) such as may be required in compliance with the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) and The NASDAQ Stock Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to perform its obligations in accordance with the terms hereof or thereof.

3.5 Consents. Except as set forth in Schedule 3.5, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) filings that have been made pursuant to applicable state securities laws, (ii) post-sale filings pursuant to applicable state and federal securities laws, (iii) filings with the NASD and (iv) any consent, action or filing that either individually or in the aggregate would not have a Material Adverse Effect. Subject to the accuracy of the representations and warranties of each Purchaser set forth in ARTICLE II hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Class A Common Stock, (ii) the issuance of the Warrants, and (iii) the issuance of the Warrant Shares , from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Purchasers as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Purchasers or the exercise of any right granted to the Purchasers pursuant to this Agreement or the other Transaction Documents.

3.6 SEC Documents; Financial Statements. Since November 14, 2006, the Company has timely filed the SEC Documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has made available to each Purchaser true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents which is required to be updated or amended under applicable law has not been so updated or amended. The financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and present accurately and completely the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in a manner clearly evident to a sophisticated institutional investor in the financial statements or the notes thereto of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business consistent with past practice subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business consistent with past practice and not required under generally accepted accounting principles to be reflected in such financial statements. To the extent required by the rules of the SEC applicable thereto, the SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject (each a “Contract”). None of the Company or, to the Company’s Knowledge, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, could become a default by the Company which could reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

3.7 Absence of Certain Changes. Since December 31, 2005, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company, not clearly evident to a sophisticated institutional investor from the SEC Documents, including, without limitation:

(i) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company;

(iv) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

(vi) any change or amendment to the Company’s Certificate of Incorporation or By-laws, or material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;

(vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company;

(viii) any material transaction entered into by the Company other than in the ordinary course of business;

(ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company;

(x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

3.8 Absence of Litigation. Except as disclosed in Schedule 3.8 hereof or as disclosed in the Company’s SEC Documents filed by it with the SEC, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, or self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its directors or officers in their capacities as such which could reasonably be expected to have a Material Adverse Effect. There are no facts known to the Company which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company could reasonably be expected to have a Material Adverse Effect.

3.9 Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

3.10 Transactions with Affiliates. Except as disclosed in the SEC Documents, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers, consultants and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.11 Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii)

transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act. The Company’s officers certified to the Company’s internal controls as of the filing of the Company’s Form 10-QSB for the quarter ended September 30, 2006 and since that date, that there have been no significant changes in the Company’s internal controls (as such term is defined in Section 307(b) of Regulation S-K) or, to the Company’s Knowledge, any other facts that would significantly affect the Company’s internal controls. The Company is not required at this date to certify its internal controls under Section 404 of the Sarbanes-Oxley Act of 2002 and has not taken any steps necessary to evaluate its internal controls to determine whether it will be able to take such a certification.

3.12 Disclosure. No information relating to or concerning the Company set forth in this Agreement contains an untrue statement of a material fact. No information relating to or concerning the Company set forth in any of the SEC Documents contains a statement of material fact that was untrue as of the date such SEC Document was filed with the SEC. The Company has not omitted to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement, no material fact (within the meaning of the federal securities laws of the United States and of applicable state securities laws) exists with respect to the Company which has not been publicly disclosed.

3.13 Acknowledgment Regarding Purchaser’s Purchase of the Securities. The Company acknowledges and agrees that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transaction contemplated hereby, and the relationship between each Purchaser and the Company, are “arms-length,” and that any statement made by a Purchaser (except as set forth in ARTICLE II), or any of its representatives or agents, in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, is merely incidental to Purchaser’s purchase of the Securities and has not been relied upon as such in any way by the Company, its officers or directors. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the transactions contemplated hereby has been based solely on an independent evaluation by the Company and its representatives.

3.14 No General Solicitation. Neither the Company nor to the Company’s knowledge any distributor participating on the Company’s behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or to the Company’s knowledge any such distributor, has conducted any “general solicitation,”

as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

3.15 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of each Purchaser.

3.16 No Brokers. Except with respect to the Placement Agent or as set forth in Schedule 3.16, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby.

3.17 Intellectual Property.

(i) To the Company’s Knowledge, all Intellectual Property of the Company is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable, except where the failure to be in compliance or to be valid and enforceable has not and could not reasonably be expected to have a Material Adverse Effect on the Company. No Intellectual Property of the Company which is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company has been or is now involved in any interference, reissue, re-examination or opposition proceeding. “Intellectual Property” means all of the following: (a) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations, applications and renewals for any of the foregoing; and (e) proprietary computer software (including but not limited to data, data bases and documentation).

(ii) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted to which the Company is a party or by which any of its assets are bound (other than generally commercially available, non custom, off the shelf software application programs having a retail acquisition price of less than $5,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement.

(iii) The Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company’s business. The Company has a valid and enforceable right to use all third party Intellectual Property and confidential information used or held for use in the business of the Company.

(iv) To the Company’s Knowledge, the conduct of the Company’s business as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and confidential information of the Company which are necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or confidential information of the Company and the Company’s use of any Intellectual Property or confidential information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(v) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company’s ownership or right to use any of the Intellectual Property or confidential information which is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted.

(vi) The Company has taken reasonable steps to protect the Company’s rights in its Intellectual Property. Each employee, consultant and contractor who has had access to confidential information which is necessary for the conduct of Company’s business as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such confidential information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s confidential information to any third party.

3.18 Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”). The Company does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, is not subject to any claim relating to any Environmental Laws; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

3.19 Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

3.20 Key Employees. No Key Employee, to the Company’s Knowledge, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company to any liability with respect to any of the foregoing matters. No Key Employee has, to the Company’s Knowledge, any intention to terminate his employment with, or services to, the Company. “Key Employee” means each of Michael Bauer, Deidre Fraser, Ralph Genova, Roy Archer and Richard Heiner.

3.21 Labor Matters.

(i) The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(ii) (A) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (B) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (C) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (D) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(iii) To the Company’s Knowledge, the Company is, and at all times has been, in full compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local law, statute or ordinance barring discrimination in employment.

(iv) The Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 2806(b) of the Internal Revenue Code.

ARTICLE IV

COVENANTS AND AGREEMENTS

4.1 Reasonable Efforts. The parties shall use their commercially reasonable efforts to timely satisfy each of the conditions described in ARTICLES VI and VII of this Agreement and to seek its Board of Directors’ approval of this Agreement.

4.2 Securities Laws; Disclosure; Press Release. The Company agrees to file a Form D with respect to the Securities with the SEC as required under Regulation D. The Company shall, on or prior to the date of Closing, take such action as is necessary to sell the Securities to each Purchaser under applicable securities laws of the states of the United States. The Company agrees to file a Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within four (4) business days following the date of Closing. The Company and the Placement Agent shall consult with each other in connection with the Form 8-K disclosing this Agreement and the transactions contemplated hereby, and in issuing any other press releases with respect to the transactions contemplated hereby, and no Purchaser shall issue any such press release or otherwise make any such public statement without the prior written consent of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.3 Reporting Status. So long as any Purchaser beneficially owns any of the Securities but no longer than forty eight (48) months after the Closing Date, the Company shall use commercially reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not voluntarily terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

4.4 Reservation of Class A Common Stock. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, not less than 4,000,000 of the shares of its authorized Class A Common Stock for the issuance of shares of Class A Common Stock upon exercise of all of the Warrants. The Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Class A Common Stock for the purpose of enabling the Company to issue the Warrant Shares pursuant to any exercise of the Warrants.

4.5 Preemptive Right on Certain Issuances.

(a) Grant of Rights. For a period of two years after the Closing Date, the Company hereby grants to each Purchaser the right to purchase, pro rata, all (or any part) of any New Securities (as defined in Section 4.5(f) below) that the Company may, from time to time during such period, propose to sell or issue. The Purchaser’s pro rata share of the New Securities (its “Pro Rata Amount”) for purposes of this Section 4.5, is equal to the ratio of (i) the sum of the number of shares of Class A Common Stock sold to the Purchaser pursuant to this Agreement plus the number of shares issuable to the Purchaser assuming all of the Warrants then held by the Purchaser are exercised in accordance with their respective terms (the “Purchaser Shares”) to (ii) the sum of (A) the total number of shares of the Class A Common Stock issued and outstanding as of the date of such determination, plus (B) the total number of Purchaser Shares.

(b) Notice. The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange any New Securities unless the Company shall deliver to each Purchaser a written notice of any proposed or intended issuance, sale or exchange of New Securities (the “Preemptive Offer”), which Preemptive Offer shall (i) identify and describe the New Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the New Securities to be issued, sold or exchanged, (iii) identify the persons or entities, if known, to which or with which the New Securities are to be offered, issued, sold or exchanged and (iv) offer to issue and sell to or exchange with such Purchaser such Purchaser’s Pro Rata Amount. The Purchaser shall have the right, for a period of 15 days following delivery of the Preemptive Offer, to purchase or acquire, at a price and upon the other terms specified in the Preemptive Offer, the number or amount of New Securities described above. The Preemptive Offer by its terms shall remain open and irrevocable for such 15-day period.

(c) Acceptance of Preemptive Offer. To accept a Preemptive Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the 15-day Preemptive Offer period, setting forth the portion of the Purchaser’s Pro Rata Amount that such Purchaser elects to purchase (the “Notice of Acceptance”).

(d) Company Sales of Refused Securities. The Company shall have 180 days from the expiration of the period set forth in Section 4.5(c) above to issue, sell or exchange all or any part of such New Securities as to which a Notice of Acceptance has not been given by the Purchaser (the “Refused Securities”), but only upon terms and conditions that are not materially more favorable to the purchaser of such New Securities as described in the Preemptive Offer. Notwithstanding anything contained in this Section 4.5 to the contrary, the Preemptive Offer need not be given prior to the purchase by the party intending to purchase the New Securities described in the Preemptive Offer; provided that (i) such Preemptive Offer is sent within five (5) days after the sale to such party is consummated and remains open for a fifteen (15) day period from the receipt thereof, (ii) the Company has set aside a number of shares sufficient to satisfy the obligations of the Company pursuant to this Section 4.5, and (iii) such New Securities purchased by the party intending to purchase the New Securities described in the Preemptive Offer are not considered for purposes of determining each Purchaser’s Pro Rata Amount pursuant to Section 4.5(a) hereof.

(e) Completion of Purchase. Upon the closing of the issuance, sale or exchange of all or less than all of the New Securities, the Purchaser shall acquire from the Company, and the Company shall issue to the Purchaser, the number or amount of New Securities specified in the Notices of Acceptance upon the terms and conditions specified in the Preemptive Offer. The purchase by the Purchaser of any New Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchaser or like investors of a purchase agreement relating to such New Securities reasonably satisfactory in form and substance to the Purchaser and the Company.

(f) “New Securities” Defined. “New Securities” means (a) any shares of any class of Common Stock, preferred stock or other equity securities of the Company, whether now authorized or not, issued after the date hereof; and (b) any options, warrants, convertible notes, or similar rights issued after the date hereof that are or may become convertible into or exercisable or exchangeable for, or that carry rights to subscribe for, any equity securities of the Company (each, a “Derivative Security”); provided, however, that the term “New Securities” does not include (i) securities issued pursuant to the acquisition of another entity by the Company by merger, consolidation, amalgamation, exchange of shares, the purchase of all or substantially all of the assets, or otherwise; (ii) options issued to any directors or employees of, or consultants to, the Company or its subsidiaries pursuant to any incentive stock plan or other form of incentive compensation approved by the Company’s Board of Directors (whether now authorized or not) and all shares of Common Stock issued upon the exercise thereof; (iii) shares of Common Stock issued upon the exercise of or conversion of any Derivative Security that is outstanding on the date hereof; (iv) shares of Common Stock or other securities issued upon the exercise or conversion of any Derivative Security as to which the Preemptive Offer has already been made or is otherwise exempt from this Section; (v) shares of Common Stock or other capital stock issued to the Company’s stockholders upon any stock split, stock dividend, combination or other similar event with respect to the Company’s Common Stock or other capital stock; (vi) securities of any type issued (a) to any broker, finder or agent acting on behalf of the Company in satisfaction of commission payments (whether now due and owing or not) or (b) for services rendered to the Company at any time (including, without limitation, in connection with financing activities) and, to the extent that any such securities constitute Derivative Securities, the shares of Common Stock that are issued upon the exercise or conversion thereof; (vii) shares of Common Stock issued in the Exchange (as defined below) and (viii) securities otherwise excluded from the definition of “Additional Stock” in Section 4(d) of the Base Warrant.

4.6 Corporate Existence. So long as any Purchaser beneficially owns any Securities, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets, as long as the surviving or successor entity in such transaction assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith.

4.7 Hedging Transactions. No Purchaser has an existing short position with respect to the Company’s Class A Common Stock. Each Purchaser agrees not to, directly or indirectly, enter into any short sales with respect to the Class A Common Stock prior to the date on which such Purchaser is entitled to sell or transfer the number of shares of Class A Common Stock as to which such Purchaser proposes to establish a short position. This Section 4.7 shall not prohibit such Purchaser from at any time entering into options contracts with respect to the Class A Common Stock, including puts and calls and delivering Class A Common Stock in satisfaction of any exercised options.

4.8 Use of Proceeds. The Company will use the proceeds of the sale for working capital needs consistent with financial budgets approved from time to time by the Company’s Board of Directors or as otherwise set forth in the Company’s Confidential Private Placement Memorandum dated November 30, 2006.

4.9 Stockholder Approval of Exchange of Class B Common Stock into Class A Common Stock and Amendment to Certificate of Incorporation of the Company. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which initially shall be promptly called and held not later than 120 days after the Closing (the “Stockholder Meeting Deadline”), a proxy statement, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Resolutions”) providing for (a) an increase in the number of authorized shares of Class A Common Stock to not less than 25,000,000 shares of Class A Common Stock (the “Capital Increase”) and (b) approval of the exchange (the “Exchange”) of all outstanding shares of the Company’s Class B Common Stock into Class A Common Stock and the issuance to the holder of the Company’s Class B Common Stock in exchange therefor, 1.25 shares of Class A Common Stock for each share of Class B Common Stock held by such holder (such affirmative approvals being referred to herein collectively as the “Stockholder Approval” and the date such approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of the Resolutions and to cause the Board to recommend to the stockholders that they approve the Resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held every three (3) months thereafter until such Stockholder Approval is obtained. If Stockholder Approval is not for any reason obtained by the Stockholder

Meeting Deadline, then the Company shall make the payments to each Purchaser as provided in the next sentence as liquidated damages and not as a penalty. The amount to be paid by the Company to each Purchaser shall be equal to 1% (the “Liquidated Damage Rate”) of the per unit Purchase Price of the Units purchased by the Purchaser under this Agreement for each 30-day period after the Stockholder Meeting Deadline during which Stockholder Approval is not obtained subject to an overall limit of up to 18 months of liquidated damages. Such payments shall be made to each Purchaser no less frequently than every 60 days. Notwithstanding anything to the contrary set forth in this Section 4.9, Stockholder Approval may be obtained by written consent in accordance with applicable law.

4.10 Ownership Limitation. The purchase of the securities issuable to each Purchaser at the Closing will not result in such Purchaser (individually or together with any other person or entity with whom such purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or voting power of the Company on a post-transaction basis that assumes that the Closing shall have occurred. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the SEC to disclose that it has (or that it together with such other persons or entities have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that the Closing shall have occurred.

Prior to the termination of registration rights for all Purchasers hereunder, each Purchaser will not, alone or together with others, acquire, or obtain the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company.

ARTICLE V

LEGEND REMOVAL, TRANSFER, CERTAIN SALES, ADDITIONAL SHARES

5.1 Removal of Legend. The Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if, (a) the sale of such Security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel (the reasonable cost of which shall be borne by the Company if, after one (1) year, neither an effective registration statement under the Securities Act or Rule 144 is available in connection with such sale) to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act pursuant to an exemption from such registration requirements or (c) such Security can be sold pursuant to Rule 144 and the holder provides the Company with reasonable assurances that the Security can be so sold without restriction or (d) such Security can be sold pursuant to Rule 144(k). The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Each Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement, in accordance with the manner of distribution described in such registration statement and to deliver a prospectus in connection with such sale, or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and the Security is to be disposed of other than pursuant to a registration statement or pursuant to Rule 144, then prior to, and as a condition to, such disposition such Security shall be relegended as provided herein in connection with any disposition if the subsequent transfer thereof would be restricted under the Securities Act. Also, in the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

5.2 Transfer Agent Instructions. The Company agrees that following the effective date of the registration statement or at such time as such legend is no longer required under Section 5.1, it will, no later than ten (10) days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Warrant Shares issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of each Purchaser or its nominee for the Warrant Shares. The Company covenants that no instruction other than such instructions referred to in this ARTICLE V, and stop transfer instructions to give effect to Section 2.6 hereof in the case of the Warrant Shares prior to registration of the Warrant Shares under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way each Purchaser’s obligations and agreement set forth in Section 5.1 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. If (a) a Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel (the reasonable cost of which shall be borne by the Company if, after one (1) year, neither an effective registration statement under the Securities Act or Rule 144 is available in connection with such sale), to the effect that the

Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) a Purchaser transfers Securities to an affiliate which is an accredited investor (within the meaning of Regulation D under the Securities Act) and which delivers to the Company in written form the same representations, warranties and covenants made by the Purchasers hereunder or pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such Purchaser. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this ARTICLE V will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this ARTICLE V, that a Purchaser shall be entitled, in addition to all other available remedies to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE VI

CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL

6.1 Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Class A Common Stock and Warrants to a Purchaser at the Closing is subject to the satisfaction, as of the date of the Closing and with respect to such Purchaser, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i) Such Purchaser shall have executed and delivered the signature page to this Agreement and the Registration Rights Agreement;

(ii) Such Purchaser shall have wired its aggregate Purchase Price set forth on Schedule 1 hereto to the Escrow Agent (as such term is defined in the Escrow Agreement);

(iii) The representations and warranties of such Purchaser shall be true and correct as of the date when made and as of the Closing with the same force and effect as though such representations and warranties had been made on and as of the date of Closing (except for representations and warranties that speak as of a specific date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing;

(iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement;

(v) The Company shall have obtained all waivers, authorizations, approvals and consents needed to consummate the transaction contemplated by this Agreement which the Company agrees to diligently procure;

(vi) Purchaser shall have delivered an officer’s certificate, in form and substance reasonably acceptable to the Company, as to the accuracy of such Purchaser’s representations and warranties pursuant to ARTICLE II; and

(vii) Any right of first offer has been complied with or waived.

ARTICLE VII

CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE

7.1 The obligation of each Purchaser hereunder to purchase the Class A Common Stock and Warrants to be purchased by it on the date of the Closing is subject to the satisfaction of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in such Purchaser’s sole discretion:

(i) The Company shall have executed and delivered the signature page to this Agreement and the Registration Rights Agreement;

(ii) The Company shall have delivered to the Purchaser duly issued certificates for the Class A Common Stock and Warrants being so purchased by the Purchaser against receipt of the Purchase Price therefore;

(iii) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing with the same force and effect as though such representations and warranties had been made on and as of the date of Closing, and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

(iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement;

(v) The Company shall have delivered an officer’s certificate, in form and substance reasonably acceptable to the Purchaser, as to the accuracy of the Company’s representations and warranties pursuant to ARTICLE III;

(vi) Any right of first offer has been complied with or waived; and

(vii) The Company and Kingstone Family Limited Partnership II shall have entered into a Shareholder Agreement, in form and substance reasonably acceptable to the Purchasers.

ARTICLE VIII

GOVERNING LAW; MISCELLANEOUS

8.1 Governing Law: Jurisdiction. This Agreement shall be governed by and construed in accordance with the Delaware General Corporation Law (in respect of matters of corporation law) and the laws of the State of Delaware (in respect of all other matters) applicable to contracts made and to be performed in the State of Delaware. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Purchaser irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company and each Purchaser further agrees that service of process upon the Company or such Purchaser, as applicable, mailed by the first class mail in accordance with Section 8.7 shall be deemed in every respect effective service of process upon the Company or such Purchaser in any suit or proceeding arising hereunder. Nothing herein shall affect the right of a party hereto to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The parties hereto irrevocably waive any right to a trial by jury under applicable law.

8.2 Costs and Expenses. At the Closing, the Company has agreed to reimburse the Placement Agent for the fees and expenses of the Purchasers’ advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Purchasers incident to the negotiation, preparation, execution, delivery and performance of this Agreement, which shall not exceed $20,000. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

8.3 Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties as soon as practicable thereafter.

8.4 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.5 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

8.6 Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the maters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

8.7 Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by nationally-recognized overnight courier or by facsimile machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

If to the Company:

Super Vision International, Inc.

8210 Presidents Drive

Orlando, Florida 32809

Attention: Michael A. Bauer, Chief Executive Officer

Facsimile: (407) 857-0050

with a copy to:

Akerman Senterfitt

420 South Orange Avenue

Suite 1200

Post Office Box 231 (32802-0231)

Orlando, FL 32801-4904

Attention: Suzan Abramson, Esq.

Facsimile: 407-843-6610

If to the Purchasers:	See Schedule 1

If to any other Purchaser, to such address set forth under such Purchaser’s name on the signature page hereto executed by such Purchaser. Each party shall provide notice to the other parties of any change in address in the meaning set forth in this Section 8.7.

8.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, each Purchaser may assign its rights and obligations hereunder to any of its “affiliates,” as that term is defined under the Securities Act, without the consent of the Company so long as such affiliate is an accredited investor (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement. This provision shall not limit each Purchaser’s right to transfer the Securities pursuant to the terms of this Agreement or to assign such Purchaser’s rights hereunder to any such transferee. In that regard, if a Purchaser sells all or part of its Class A Common Stock to someone that acquires the shares subject to restrictions on transferability (other than restrictions, if any, arising out of the transferee’s status as an affiliate of the Company), Purchaser shall be permitted to assign its rights hereunder, in whole or in part, to such transferee.

8.9 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.10 Survival; Indemnification. The representations and warranties of the Company and the agreements and covenants shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Purchaser. The Company agrees to indemnify and hold harmless each Purchaser and each Purchaser’s officers, directors, employees, partners, agents and affiliates from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred. The representations and warranties of the Purchasers shall survive the Closing hereunder and each Purchaser shall indemnify and hold harmless the Company and each of its officers, directors, employees, partners, agents and affiliates from and against any and all Losses arising as a result of or related to any breach of such Purchaser’s representations and warranties contained herein.

8.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.12 Remedies. No provision of this Agreement providing for any remedy to a Purchaser shall limit any remedy which would otherwise be available to such Purchaser at law or in equity. Nothing in this Agreement shall limit any rights a Purchaser may have under any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a material breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

8.13 Final Agreement. This Agreement, when executed by the parties hereto, shall constitute the final agreement between the parties and upon such execution Purchasers and the Company accept the terms hereof and have no cause of action against each other for prior negotiations preceding the execution of this Agreement.

8.14 Attorney-in-Fact. The undersigned Purchasers hereby appoint Super Vision International, Inc. as their Attorney-in-Fact to execute the Registration Rights Agreement, which is Exhibit C to this Agreement.

IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

SUPER VISION INTERNATIONAL, INC.

By:
Name: Michael Bauer
Title: President and Chief Executive Officer

PURCHASERS:

See attached Signature Pages

PURCHASER SIGNATURE PAGE TO COMMON STOCK AND WARRANT

PURCHASE AGREEMENT

1. Date: __________________________, 2006

2. Consideration: $__________________ in cash (must be at least $25,000).

The Purchaser signing below represents that:

(a)	the Purchaser’s representations and warranties contained in this Agreement are complete and accurate and may be relied upon by the Company, and

(b)	the Purchaser will notify the Company immediately of any change in any of such representations and warranties, as well as any change to the information contained in this signature page and in Investor Questionnaire and Accredited Investor Certification accompanying this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement and executed the Accredited Investor Certification attached hereto as Exhibit A on this _______ day of _______________, 2006.

Name of Investor:___________________________________

Signature of Investor

_________________________________

Taxpayer Identification or

Social Security Number

_________________________________

Name and Residence Address:	__________________________________________
(Post Office Address Not Acceptable)	__________________________________________
__________________________________________

Mailing Address if Different	__________________________________________
from Residence Address	__________________________________________
(Post Office Address is Acceptable)	__________________________________________

Type of Ownership (check one):

☐	Individual Ownership

☐	Community Property (each spouse must sign)

☐	Joint Tenants with Right of Survivorship (all sign)

☐	Tenants in Common (all sign)

☐	Trust

☐	Corporation

☐	S Corporation

☐	C Corporation

☐	Company

☐	Other (please specify type of entity )

LIST OF EXHIBITS

EXHIBIT A	-	FORM OF BASE WARRANT

EXHIBIT B	-	FORM OF ADDITIONAL WARRANT

EXHIBIT C	-	REGISTRATION RIGHTS AGREEMENT

Exhibit A

To

Common Stock and Warrant Purchase Agreement

FORM OF BASE WARRANT

Exhibit B

To

Common Stock and Warrant Purchase Agreement

FORM OF ADDITIONAL WARRANT

Exhibit C

To

Common Stock and Warrant Purchase Agreement

REGISTRATION RIGHTS AGREEMENT

List of Schedules

to

Common Stock and Warrant Purchase Agreement

Schedule 1	-	List of Investors

Schedule 3.1	-	Organization and Qualification

Schedule 3.3	-	Capitalization

Schedule 3.4	-	No Conflicts

Schedule 3.5	-	Consents

Schedule 3.8	-	Absence of Litigation

Schedule 3.9	-	Tax Matters

Schedule 3.16	-	No Brokers

SCHEDULE 1

TO CLASS A COMMON STOCK AND WARRANT PURCHASE AGREEMENT

LIST OF INVESTORS

Investor Name, Address, Telephone and Fax Number	Shares of Class A Common Stock	Base Warrant Shares	Additional Warrant Shares	Aggregate Purchase Price

Totals:

36